EXHIBIT 32.2

Certification by the Chief Executive Officer of

Texas Gas Transmission, LLC

pursuant to 18 U.S.C. Section 1350

(as adopted by Section 906 of the Sarbanes-Oxley Act of 2002)

Pursuant to 18 U.S.C. Section 1350, the undersigned chief financial officer of Texas Gas Transmission, LLC (the "Company") hereby certifies, to such officer's knowledge, that the Company's quarterly report on Form 10-Q for the period ended September 30, 2005 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  Jamie L. Buskill

Jamie L. Buskill

Vice President and Chief Financial Officer

(Principal Financial Officer)

Texas Gas Transmission, LLC

October 21, 2005